UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018 [February 21, 2018]

SRC Energy Inc.
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A
(Former name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

14439614.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, SRC Energy Inc. (the “Company”) entered into a Second Amendment to Employment Agreement (the “Amendment”) with Lynn A. Peterson, the Company’s Chief Executive Officer, President and Chairman of the Company’s Board of Directors (the “Board”). The Amendment amends Mr. Peterson’s employment agreement dated as of May 27, 2015, as amended effective December 22, 2016 (the “Employment Agreement”). The purpose of the Amendment is to, among other things, conform the salary terms of the Employment Agreement with compensation actions taken by the Compensation Committee and the Board regarding Mr. Peterson’s compensation since the date of the Employment Agreement, and to conform the definition of a “change of control” in the Employment Agreement with the Company’s equity incentive plan and the severance agreements of other officers of the Company.

Under the Amendment, Mr. Peterson is entitled to receive annual base compensation of $730,000, subject to review at least annually and increase from time to time. In the event of a termination, or constructive termination (as defined in the Amendment), of Mr. Peterson’s employment other than for cause, death or disability, any of Mr. Peterson’s unvested equity grants and stock options that vest solely upon the passage of time shall immediately vest and the Company will pay to Mr. Peterson (i) a lump sum equal to two times Mr. Peterson’s annual salary, plus one and one-half times Mr. Peterson’s most recent bonus, plus an amount equal to 18 months of COBRA premiums, if such termination, or constructive termination, is not in connection with or within 12 months following a change in control (as defined in the agreement), or (ii) a lump sum amount equal to three times Mr. Peterson’s annual salary, plus two times Mr. Peterson’s most recent bonus, if such termination, or constructive termination, is in connection with or within 12 months following a change in control. In the event Mr. Peterson is terminated on or within twelve months following a change in control, other than for cause or voluntarily without a constructive termination, the Company will pay to Mr. Peterson an amount equal to 24 months of COBRA premiums. In addition, upon a change of control (whether or not followed by his termination of employment), all of Mr. Peterson’s unpaid or unvested equity grants and stock options that vest solely upon the passage of time shall immediately vest.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.2	Second Amendment to Employment Agreement, effective as of February 20, 2018, between Lynn A. Peterson and SRC Energy Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018
SRC Energy Inc.

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.2	Second Amendment to Employment Agreement, effective as of February 20, 2018, between Lynn A. Peterson and SRC Energy Inc.